Exhibit 99.16(a)

                    MUTUAL OF AMERICA INVESTMENT CORPORATION

                                 CODE OF ETHICS

1. General Principles

Mutual of America Investment Corporation recognizes its responsibility to be familiar with and to ensure its compliance with the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission promulgated under those Acts. These provisions require that the Fund's officers and directors should at all times conduct the Fund's operations with fidelity to the interests of the Fund's shareholders and in conformity with just and equitable principles.

Certain fundamental principles govern the personal investment activities of the Fund's personnel, namely: (1) the duty at all times to place the interests of Fund shareholders first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) that investment company personnel should not take inappropriate advantage of their positions.

This Code of Ethics establishes rules of conduct that govern personal investment activities of the Fund's officers and directors and gives effect to the prohibitions on fraudulent and manipulative practices set forth in Rule 17j-1 under the 1940 Act. The Code does not attempt to identify all possible conflicts of interest, and literal compliance with the Code will not shield access persons from liability for personal trading or other conduct that violates a fiduciary duty owed to shareholders.

2. Definitions

(a)   Access person-- any director, officer or advisory person of the Fund.

(b) Advisory person--(i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase of sale of securities by the Fund, or whose functions relate to the making of any recommendations with respect to purchases or sales by the Fund, and (ii) any natural person in a control relationship to the Fund who obtains information regarding securities recommendations being made to the Fund with regard to the purchase or sale of securities.

(c) Beneficial ownership--shall have the meaning provided in Section 16 of the Securities Exchange Act of 1934 and shall include ownership by immediate family members who reside in the same household, such as a spouse and dependent children.

(d)   Equivalent   security--a   security  that  has  a   substantial   economic
      relationship to another security, including with respect to an equity security any convertible security, option or warrant relating to that security, and with respect to a fixed income security any security having the same issuer, maturity, coupon and rating.

(e)   Fund--Mutual of America Investment Corporation.

(f) Independent director--a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

(g) Investment personnel--the Fund's portfolio managers, the President of the Fund, and any other advisory persons who provide investment information and/or advice to any portfolio manager and/or help execute any portfolio manager's investment decisions, including advisory persons who are research analysts and traders.

3.    Restrictions on Personal Investing Activities

      (a) Black-out periods. No access person shall engage directly or indirectly in any securities activities in anticipation of a transaction by the Fund. Accordingly, securities transactions will not be permitted during certain periods as set forth below.

      (i) Access persons other than investment personnel--same day black-out. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on any day during which the Fund has a pending "buy" or "sell" order in the same or an equivalent security or the Fund's investment adviser or any advisory person is actively considering recommending the security to the Fund for purchase or sale. The prohibition shall continue until the Fund's investment adviser or advisory person decides not to recommend the purchase or sale, or, if an order is pending, until the order is executed or withdrawn. This prohibition shall not apply to an independent director unless the director has actual knowledge of any pending trade or recommendation. A transaction inadvertently effected in violation of this paragraph
            (a)(i) will not be considered a violation of this Code if the transaction was pre-cleared pursuant to Section 5 and the access person did not have prior knowledge of trading by the Fund in the same or an equivalent security

      (ii) Investment personnel--7-day black-out. No investment personnel shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) days prior to or after the Fund's transaction in the same or equivalent security, or if the Fund is actively considering a recommended security for purchase or sale until seven (7) days after the Fund takes action with respect to the recommendation.

      (iii) Any profits realized in violation of paragraph (a)(i) or (a)(ii) shall be disgorged.

(b) Short-term trading. No advisory persons shall profit in the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days, unless prior written clearance is given by the President of the Fund or his/her designee, or the Chief Financial Officer when the President is seeking approval, on the basis that no abuse is involved and the equities of the situation support approval of the trade. Any profits realized in violation of this paragraph (b) shall be required to be disgorged.

(c) IPOs. Access persons (other than investment personnel) may purchase securities in an initial public offering only with written pre-clearance pursuant to Section 5. Investment personnel shall not purchase securities in any initial public offering.

(d) Private Placements. No advisory person shall purchase any security in a private placement (a sale exempt from the registration requirements of the Securities Act of 1933) without written pre-clearance pursuant to Section
      5. An advisory person shall disclose such investment prior to participating in the Fund's subsequent consideration of an investment in the same issuer, and such consideration shall be subject to an independent review by advisory persons who do not have any direct or indirect interest in the issuer.

4.    Purchases and Sales Not Subject to Personal Investing Restrictions

An access person shall not be prohibited under Section 3 of this Code from making the following purchases and sales of securities:

(a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control, which shall include any account of the access person that is managed on a discretionary basis by a person other than the access person and with respect to which the access person does not in fact influence or control transactions;

(b) purchases or sales of securities which are not eligible for purchase or sale by the Fund;

(c) purchases or sales of securities which are direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies (mutual funds) ("Noncovered Securities");

(d) purchases or sales of securities that are non-volitional on the part of the access person;

(e) purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(f) purchases or sales in index options effected on a broad-based index if the access person has no prior knowledge of activity in such index by the Fund; and

(g)   purchases which are part of an automatic dividend reinvestment plan.

5.    Pre-Clearance of Securities Transactions

(a) Access persons (excluding each independent director unless the director has actual knowledge of the Fund's trades) must preclear their personal securities transactions, other than purchases or sales identified in
      Section 4 of this Code, by obtaining prior written clearance from the President of the Fund or his/her designee, or the Chief Financial Officer when the President of the Fund is seeking approval.

(b) If a transaction is not effected on a timely basis (within 48 hours) after written preclearance is granted, a request for preclearance must be resubmitted by the access person. A copy of each preclearance shall be provided promptly to the Fund's compliance officer.

(c) Preclearance of a private placement transaction or initial public offering will be granted only when the Fund's interests are not disadvantaged and the opportunity is not being offered to an individual by virtue of his/her position with the Fund. The precelarance shall state the rationale supporting the acquisition of securities in an IPO or private placement.

6.    Other Restricted Activities

(a) Gifts. No access person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund. Generally, access persons are limited to receipt in any year of gifts of not more than $100 in value, an occasional dinner or occasional receipt of theatre or sporting event tickets.

(b) Service as a director. No access person, other than an independent director, shall serve on the board of directors of a publicly traded company without obtaining prior written clearance from the President of the Fund or his/her designee, or the Chief Financial Officer when the President is seeking approval.

(c) Recommendation when interested. No access person shall recommend any securities transaction by the Fund without disclosing any direct or indirect interest he or she has in the securities or the issuer, including any ownership, position held with the issuer or its affiliates, or any present or proposed business relationship between the issuer (or its affiliates) and the access person or a party related to the access person.

7.    Reporting

(a) Initial and annual holdings reports. Each access person, other than an independent director, shall disclose all securities in which the access person has direct or indirect beneficial ownership, except securities described under Section 4(a) and 4(c) of this Code, within 10 days of becoming an access person and within 30 days of the end of each calendar year. Each holdings report shall state the title, number of shares and principal amount of the security involved, the name of any broker, dealer or bank with whom an account is maintained and shall reflect the date submitted.

(b) Quarterly transaction reports. Each access person shall report to the Fund every transaction in a security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, except purchases and sales of securities listed in Section 4(a) and (c) of this Code, whether or not a transaction covered by this Code takes place. A quarterly report is due within 10 days after the end of each calendar quarter, and each report must indicate the date it is submitted by the access person.

      (i) Each quarterly report shall state the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security; the date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition); the price at which it was effected; the name of the broker, dealer or bank with or through whom the transaction was effected; and the name of the broker, dealer or bank with whom any account has been established and the date thereof.

      (ii) A quarterly report also may contain a statement declaring that the reporting or recording of any such transaction shall not be construed as an admission that the access person making the report has any direct or indirect beneficial ownership in the security(ies) reported.

(c) Quarterly reports by independent directors. An independent director shall not be required to make any quarterly report required under (b) above or supply confirmations or account statements if such person would be required to make any such a report solely by reason of being a director of the Fund, unless the director, at the time of the director's transaction in a security (other than a Noncovered Security listed in Section 4(c)), knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund should have known, that during the 15-day period immediately before or after the date of the transaction such security was purchased or sold by the Fund or such purchase or sale by the Fund was being considered by the Fund or its investment adviser.

(d) Brokerage statements. All access persons, other than independent directors, shall direct their brokers to supply to the Fund's compliance officer, on a timely basis, duplicate copies of confirmations of all personal security transactions and copies of periodic statements for all accounts.

(e)   Duplicate  reporting--exceptions for quarterly reporting.  Notwithstanding
      (b) and (c) above, an access person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund with respect to the access person for the period covered when all of the information required under (b) above is contained in the broker trade confirmations or account statements.

8.    Review of Reports

      Reports required to be made pursuant to Section 7 of this Code shall be provided to the Fund's compliance officer. The reports shall be reviewed by the compliance officer and by such Fund officers or advisory persons as the President of the Fund designates.

9.    Certificate of Compliance

Each access person must certify within 30 days of each year end that he or she has:

(a)   read the Code and understood it;

(b)   complied with the Code's requirements during the past year; and

(c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

10.   Administration

(a) Upon discovering a violation of this Code, the Fund may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits to the Fund or charity, a letter of censure, or suspension or termination of the violator's employment or position.

(b)   At least annually,  the Fund will furnish a written report to its Board of
      Directors:

      (i) certifying that procedures reasonably necessary to prevent access persons from violating this Code have been adopted;

      (ii) disclosing any significant conflicts of interest by investment personnel even if no violation of the Code has occurred, for example from directorships held or stock owned in companies whose securities are held by the Fund; and

      (iii) describing any issues that have arisen under this Code or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.



                                                                        11/07/02


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                     Summary of Code of Ethics Requirements
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                                                                        Access       Advisory      Invstmt          Indep.
                        (See Notes below)                               Persons       Person      Person'l        Directors
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                                                                                                       see        X-if know of
Black-out period--same day as Fund's trade                                  X              X           below       Fund's trade
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Black-out period--7-days before & after Fund's trade                                                     X
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Short-term trading (60 days)--pre-clearance required                                       X             X
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                                                                       preclear--                       see
IPOs--pre-clearance required with special review                        see below          X           below
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IPOs--not permitted                                                                                      X
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Private placemts--pre-clearance with special review                         X              X             X
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                                                                                                                  X-if know of
Pre-clearance of all transactions except those inss.4                       X              X             X         Fund's trade
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Gifts restricted to de minimis amount                                       X              X             X               X
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Service as director on public co.--pre-clearance req'd                      X              X             X
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Recommendations made--disclosure if own security                            X              X             X               X
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Initial and annual holdings reports                                         X              X             X
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Quarterly transaction reports*--every quarter                               X              X             X
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Quarterly transaction reports*--if director at time of trade knows                                                       X
of Fund's trade 15 days before or after
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*Note:  Quarterly reports cover all securities transactions except those listed inss.4(a) & (c) of the Code
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Instruction  to   broker-dealers  to  deliver  confirms  and  account       X             X              X
statements to Fund's compliance officer
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Annual statement that have read & complied w/ Code                          X             X              X               X
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1. For purposes of this chart, access persons means "access persons" as defined in the Code who are not also within the definition of "advisory persons" or "investment personnel".

2. For purposes of this chart, advisory persons means "advisory persons" as defined in the Code who are not also within the definition of "investment personnel".

3.    Investment personnel means "investment personnel" as defined in the Code.

4. Special rules apply to directors who are "independent directors" as defined in the Code.

5. "Access persons" as defined in the Code should consult with the Fund's Compliance Officer if they have any questions as to whether they come within the definition under the Code of "advisory person", "investment personnel" or "independent director".